UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 15, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, “Company”, or “us”.

Item 1.01 Entry into a Material Definitive Agreement

Consulting Agreement with Atlanta Capital Partners, LLC (“ACP”)

On December 15, 2020, we completed an agreement with ACP to provide financial advisory, strategic business planning, and corporate communication services in return for our payment to ACP of $6,250 and 90,000 restricted common stock shares. The term of the agreement is 3 months.

Consulting Agreement with Robert Sullivan

On December 16, 2020, we completed an agreement with Robert Sullivan to provide broadcast, communication, and consulting services pertaining to the Company in return for $8,000 upon execution of the agreement, $6,000 monthly for 6 months, and 2,750,000 restricted common stock shares valued at six cents per share. The term of the agreement is 6 months.

Item 9.01 Financial Information and Exhibits

Exhibit No.	Description

10.1	Consulting Agreement with Atlanta Capital Partners
10.2	Consulting Agreement with Robert Sullivan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2020	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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